              SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                    DEAN WITTER GLOBAL ASSET ALLOCATION FUND




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

                         -                                       -
                        |        ----------------------  |
 FORMULA:               |       |         |
                        |  /\ n |        ERV           |
                T  =    |    \  |   -------------     | - 1
                        |     \ |         P          |
                        |      \|         |
                        |_                _|

               T = AVERAGE ANNUAL COMPOUND RETURN
               n = NUMBER OF YEARS
             ERV = ENDING REDEEMABLE VALUE
               P = INITIAL INVESTMENT

                                                              (A)
 $1000              ERV AS OF        NUMBER OF          AVERAGE ANNUAL
INVESTED - P        31-Jan-97        YEARS - n        COMPOUND RETURN - T
------------        ---------        ---------        -------------------

 31-Jan-96           $995.80           1.00                 -0.42%

 28-Feb-95         $1,255.60           1.93                 12.56%


(B) AVERAGE ANNUAL TOTAL RETURNS (STANDARIZED COMPUTATIONS) WITHOUT WAIVER OF FEES AND ASSUMPTION OF EXPENSES.
                                                             (B)
 $1000              EVb AS OF        NUMBER OF          AVERAGE ANNUAL
INVESTED - P        31-Jan-97        YEARS - n        COMPOUND RETURN - T
------------        ---------        ---------        -------------------

 28-Feb-95          $1,246.90          1.93                 12.15%


(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)
(D) AVERAGE ANNUAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE (NON STANDARD COMPUTATIONS)

                         -                                       -
                        |        ----------------------  |
 FORMULA:               |       |         |
                        |  /\ n |        EV           |
                t  =    |    \  |   -------------     | - 1
                        |     \ |         P          |
                        |      \|         |
                        |_                _|

                          EV
                TR  =    ----    - 1
                          P

           t = AVERAGE ANNUAL COMPOUND RETURN
               (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
          EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
           P = INITIAL INVESTMENT
          TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                                 (C)                            (D)
 $1000           EV AS OF       TOTAL       NUMBER OF      AVERAGE ANNUAL
INVESTED - P    31-Jan-97    RETURN - TR    YEARS - n    COMPOUND RETURN - t
------------    ---------    -----------    ---------    -------------------

 31-Jan-96      $1,045.80       4.58%         1.00             4.58%

 28-Feb-95      $1,295.60      29.56%         1.92            14.40%

(D)    GROWTH OF $10000
(E)    GROWTH OF $50000
(F)    GROWTH OF $100000

FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION

                   TOTAL           (D) GROWTH OF           (E)   GROWTH OF         (F)   GROWTH OF
INVESTED - P    RETURN - TR     $10000 INVESTMENT - G    $50000 INVESTMENT-G    $100000 INVESTMENT - G
------------    -----------     ---------------------    -------------------    ----------------------
 28-Feb-95         29.56              $12,956                  $64,780                 $129,560
